SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SMITH BARNEY INVESTMENT SERIES

SMITH BARNEY INVESTMENT TRUST

SMITH BARNEY EQUITY FUNDS

SMITH BARNEY INVESTMENT FUNDS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRIMERICA	Primerica Shareholder Services

SHAREHOLDER SERVICES	P.O. Box 9662
Providence, RI 02940-9662
1 800 544 5445

Monday through Friday 8 a.m. to 8 p.m.
Spanish Speaking 1-800-544-7278
TDD 1-800-824-1721
www.primerica.com

We need your help!

You might have overlooked some proxy materials that came in the mail. Because you are a shareholder in one or more Smith Barney mutual funds, you should have received a package of proxy materials that explain the proposed transactions between Citigroup and Legg Mason.

It is extremely important to Primerica that you vote regarding the proposal and it only takes a few minutes. The easiest way to vote is by telephone. Just pick up the phone (do it right now if you can) and dial (toll free) 1-866-718-0017. A representative is standing by to assist you in casting your vote.

There are also other ways to vote:

1.	Vote by Mail. You may vote your shares by signing and dating the enclosed white proxy card, and mailing it in the enclosed postage-paid envelope.

2.	Vote through the Internet. You may vote your shares by computer by going to the following Internet address https://vote.proxy-direct.com/ and following the instructions, using the enclosed white proxy card as a guide.

3.	Vote through an Automated Touch-tone System. Dial 1-866-290-1380 and follow the instructions, using the enclosed white proxy card as a guide.

We know that your investments are very important to you and your financial future. The final deadline for voting is November 14th, 2005 but we are asking for you to vote right now if you possibly can.

Your help is greatly appreciated.

Sincerely,

Primerica Shareholder Services